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                                            July 25, 2000
Board of Directors
Fetchomatic Global Internet Inc.
444 Victoria Street, Suite 370
Prince George, British Columbia
Canada V2L2J7

                  Re: Fetchomatic Global Internet Inc. -- Registration Statement on Form SB-2

Gentlemen:

                  You have requested our opinion in connection with the above-captioned Registration Statement on Form SB-2 (the "Registration Statement") to be filed by Fetchomatic Global Internet Inc., a Nevada corporation ("the Company"), with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder (the "Rules"). The Registration Statement relates to the issuance by the Company of up to 15,069,342 shares of common stock including: (i) 7,039,473 shares of common stock issuable upon the conversion of the Company's 7% convertible debentures (the "Debenture"); (ii) up to 521,765 shares of common stock issuable upon exercise of a warrant (the "Warrant"); (iii) 175,000 shares of common stock issuable as a finders fee (the "Finder's Common Stock") in connection with the May 2000 private placement; and
(iv) up to 7,333,104 shares of common stock issuable in connection with an advertising and media services agreement (the "Media Common Stock").

         In connection with the foregoing, we have examined originals or copies, satisfactory to us, of all such corporate records and of all such agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as copies and the accuracy and completeness of all records made available to us by the Company. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates of officers or other representatives of the Company.

         Based upon and subject to the foregoing, we are of the opinion that:

         1. The shares of common stock underlying the Debenture are duly authorized, and when issued, upon proper conversion of the Debenture, will be legally issued, fully paid and non-assessable.

         2. The shares of common stock underlying the Warrant are duly authorized, and when issued, upon proper exercise of the Warrant, will be legally issued, fully paid and non-assessable.

         3. The shares of Finder's Common Stock are duly authorized, and when issued, will be legally issued, fully paid and non-assessable.

         4. The shares of Media Common Stock are duly authorized, and when issued in accordance with the terms and provisions of the advertising and media agreement, will be legally issued, fully paid and non-assessable.

         We are members of the bar of the State of New York and are not licensed or admitted to practice law in any other jurisdiction. Accordingly, we express no opinion with respect to the laws of any jurisdiction other than the State of New York, Nevada General Corporate Law and the federal laws of the United States.

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         We assume no obligation to advise you of any changes to this opinion that may come to our attention after the date hereof. This opinion may not be relied upon or furnished to any other person except the addressee hereof without the express written consent of this firm.

         We hereby consent to the reference to our name in the Registration Statement under the caption "Legal Matters" and further consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby concede that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations thereunder, or that we are "experts" within the meaning of the Securities Act or such rules and regulations.

                                            Very truly yours,

                                        CAMHY KARLINSKY & STEIN LLP